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                                                        Exhibit 5.1

                          JONES, DAY, REAVIS & POGUE
                                 North Point
                             901 Lakeside Avenue
                            Cleveland, Ohio 44114




                                July 16, 1999


Park-Ohio Industries, Inc.
23000 Euclid Avenue
Cleveland, Ohio 44117

        Re: $200,000,000 aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2007 of Park-Ohio Industries, Inc.
                ---------------------------------------------------------

Gentlemen:

        We are acting as counsel for Park-Ohio Industries, Inc., an Ohio corporation (the "Company"), in connection with the issuance and sale of $200,000,000 aggregate principal amount of 9-1/4% Senior Subordinated Notes due 2007, which have been registered under the Securities Act of 1933 (the "Exchange Notes") pursuant to the Indenture (the "Indenture"), dated as of June 2, 1999, by and between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of June 2, 1999, by and between the Company and CIBC World Markets Corp., ING Baring Furman Selz LLC and Value Investing Partners, Inc., as initial purchasers. Terms used herein have the same meaning as in the Indenture and Registration Rights Agreement.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that:

        The Exchange Notes have been duly authorized, and when duly executed by the authorized officers of the Company, authenticated by the Trustee and issued in accordance with the Indenture and the Registration Rights Agreement, will be binding obligations of the Company and will be entitled to the benefits of the Indenture.
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Park-Ohio Industries, Inc.
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July 16, 1999



        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4 filed by the Company to effect the registration of the Exchange Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                        Very truly yours,


                                        /s/ Jones, Day, Reavis & Pogue